Share Pledge Agreement

This Share Pledge Agreement (this "Agreement") has been executed by and among the following parties on Jan.17th, 2011in Zhengzhou, the People’s Republic of China (“China” or the “PRC”):

Party A:	Zhengzhou Zhonglian Hengfu Business Consulting Co., Ltd. (hereinafter "Pledgee")
Address:	Building 5G, Hesheng Plaza, No. 26 Yousheng South Road, Jinshui District, Zhengzhou, Henan

Party B:	Zhu Shuqin (hereinafter "Pledgor")
ID No.:	320624196609117168

Party C:	Henan Law Anhou Insurance Agency Co., Ltd.
Address:	Building 4F, Hesheng Plaza, No. 26 Yousheng South Road, Jinshui District, Zhengzhou, Henan.

In this Agreement, each of Pledgee, Pledgor and Party C shall be referred to as a "Party" respectively, and they shall be collectively referred to as the "Parties".

Whereas:

1.
Pledgor is a citizen of China, and holds 80% of the equity interest in Party C. Party C is a limited liability company registered in China engaging in insurance agency and insurance consulting services. Party C acknowledges the respective rights and obligations of Pledgor and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge;

2.	Pledgee is a wholly foreign owned enterprise registered in China. Pledgee and Party C, partially owned by Pledgor, have executed an Exclusive Business Cooperation Agreement on Jan.17th, 2011; and

3.
To ensure that Party C fully performs their obligations under the Exclusive Business Cooperation Agreement and pay the consulting and service fees thereunder to Pledgee when the same becomes due, Pledgor hereby pledges to Pledgee all of the equity interest she holds in Party C as security for payment of the consulting and service fees by Party C under the Exclusive Business Cooperation Agreement.

To perform the provisions of the Exclusive Business Cooperation Agreement, the Parties have mutually agreed to execute this Agreement upon the following terms.

1.	Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1
Pledge shall refer to the security interest granted by Pledgor to Pledgee pursuant to Article 2 of this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interest.

1.2	Equity Interest shall refer to all of the lawful equity interest now held and hereafter acquired by Pledgor in Party C.

1.3	Term of Pledge shall refer to the term set forth in Section 3.2 of this Agreement.

1.4	Exclusive Business Cooperation Agreement shall refer to the Exclusive Business Cooperation Agreement executed by and between Party C and Pledgee on Jan.17th, 2011.

1.5	Event of Default shall refer to any of the circumstances set forth in Article 7 of this Agreement.

1.6	Notice of Default shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

2.	The Pledge

As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any or all the payments due by Party C, including, without limitation the consulting and services fees payable to Pledgee under the Exclusive Business Cooperation Agreement, Pledgor hereby pledges to Pledgee a first security interest in all of Pledgor's right, title and interest, whether now owned or hereafter acquired by Pledgor, in the Equity Interest of Party C.

3.	Term of Pledge

3.1
The Pledge shall become effective on such date when the pledge of the Equity Interest contemplated herein has been registered with relevant administration for industry and commerce (the “AIC”). The Pledge shall be continuously valid until all payments due under the Exclusive Business Cooperation Agreement have been repaid by Party C or its subsidiaries. Pledgor and Party C shall (1) register the Pledge in the shareholders' register of Party C within 3 business days following the execution of this Agreement, and (2) submit this Agreement or other form of the Agreement as required to the relevant AIC for application of the registration of the Pledge of the Equity Interest contemplated herein within 60 business days following the execution of this Agreement. Pledgor and Party C shall submit all necessary documents and complete all necessary procedures, as required by the PRC laws and regulations and the relevant AIC, to ensure that the Pledge of the Equity Interest shall be registered with the AIC as soon as possible after filing.

3.2
During the Term of Pledge, in the event Party C fails to pay the exclusive consulting or service fees in accordance with the Exclusive Business Cooperation Agreement, Pledgee shall have the right, but not the obligation, to dispose of the Pledge in accordance with the provisions of this Agreement.

4.	Custody of Records for Equity Interest subject to Pledge

4.1
During the Term of Pledge set forth in this Agreement, Pledgor shall deliver to Pledgee's custody the capital contribution certificate for the Equity Interest and the shareholders' register containing the Pledge within one week from the execution of this Agreement. Pledgee shall have custody of such items during the entire Term of Pledge set forth in this Agreement.

4.2	Pledgee shall have the right to collect dividends generated by the Equity Interest during the Term of Pledge.

5.	Representations and Warranties of Pledgor

5.1	Pledgor is the sole legal and beneficial owner of the Equity Interest.

5.2	Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

5.3	Except for the Pledge, Pledgor has not placed any security interest or other encumbrance on the Equity Interest.

6.	Covenants and Further Agreements of Pledgor

6.1	Pledgor hereby covenants to Pledgee, that during the term of this Agreement, Pledgor shall:

6.1.1
not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance on the Equity Interest, without the prior written consent of Pledgee, except for the performance of the Exclusive Option Agreement executed by Pledgor, Pledgee and Party C;

6.1.2
comply with the provisions of all laws and regulations applicable to the pledge of rights, and within 5 days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee's reasonable request or upon consent of Pledgee;

6.1.3
promptly notify Pledgee of any event or notice received by Pledgor that may have an impact on Pledgee's rights to the Equity Interest or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement.

6.2
Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

6.3
To protect or perfect the security interest granted by this Agreement for payment of the consulting and service fees under the Exclusive Business Cooperation Agreement, Pledgor hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee. Pledgor also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Equity Interest with Pledgee or designee(s) of Pledgee (natural persons/legal persons). Pledgor undertakes to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

6.4
Pledgor hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Pledgor shall indemnify Pledgee for all losses resulting therefrom.

7.	Event of Breach

7.1	The following circumstances shall be deemed Event of Default:

7.1.1	Party C fails to pay in full any of the consulting and service fees payable under the Exclusive Business Cooperation Agreement or breaches any other obligations of Party C thereunder;

7.1.2	Any representation or warranty by Pledgor in Article 5 of this Agreement contains material misrepresentations or errors, and/or Pledgor violates any of the warranties in Article 5 of this Agreement;

7.1.3	Pledgor and Party C fail to register the Pledge in the shareholders' register of Party C or to complete Pledge registration stipulated in Section 3.1;

7.1.4	Pledgor or Party C breach any provisions of this Agreement;

7.1.5
Except as expressly stipulated in Section 6.1.1, Pledgor transfers or purports to transfer or abandons the Equity Interest pledged or assigns the Equity Interest pledged without the prior written consent of Pledgee;

7.1.6
Any of Pledgor's own loans, guarantees, indemnifications, promises or other debt liabilities to any third party or parties (1) become subject to a demand of early repayment or performance due to default on the part of Pledgor; or (2) become due but are not capable of being repaid or performed in a timely manner;

7.1.7	Any approval, license, permit or authorization of government agencies that makes this Agreement enforceable, legal and effective is withdrawn, terminated, invalidated or substantively changed;

7.1.8	The promulgation of applicable laws renders this Agreement illegal or renders it impossible for Pledgor to continue to perform its obligations under this Agreement;

7.1.9	Adverse changes in properties owned by Pledgor, which lead Pledgee to believe that that Pledgor's ability to perform its obligations under this Agreement has been affected;

7.1.10	The successor or custodian of Party C is capable of only partially perform or refuses to perform the payment obligations under the Exclusive Business Cooperation Agreement;

7.1.11	Any other circumstances occur where Pledgee is or may become unable to exercise its right with respect to the Pledge.

7.2
Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgor shall immediately notify Pledgee in writing accordingly.

7.3
Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee's satisfaction, Pledgee may issue a Notice of Default to Pledgor in writing upon the occurrence of the Event of Default or at any time thereafter and demand that Pledgor immediately pay all outstanding payments due under the Exclusive Business Cooperation Agreement and all other payments due to Pledgee, and/or dispose of the Pledge in accordance with the provisions of Article 8 of this Agreement.

8.	Exercise of Pledge

8.1
Prior to the full payment of the consulting and service fees described in the Exclusive Business Cooperation Agreement, without Pledgee's written consent, Pledgor shall not assign the Pledge or the Equity Interest in Party C.

8.2	Pledgee shall issue a Notice of Default to Pledgor when exercising the Pledge.

8.3
Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge concurrently with the issuance of the Notice of Default in accordance with Section 8.2 or at any time after the issuance of the Notice of Default.

8.4
In the event of default, Pledgee is entitled to dispose of the Equity Interest pledged, to the extent permitted and in accordance with applicable laws, without obligation to account to Pledgor for proceeds of disposition and Pledgor hereby waives any rights it may have to demand any such accounting from Pledgee. Likewise, under such circumstance Pledgor shall have no obligation to Pledgee for any deficiency remaining after such disposition of the Equity Interest pledged.

8.5	When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgor and Party C shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

9.	Assignment

9.1	Without Pledgee's prior written consent, Pledgor shall not have the right to assign or delegate its rights and obligations under this Agreement.

9.2	This Agreement shall be binding on Pledgor, Pledgee and their respective successors and permitted assigns.

9.3
At any time, Pledgee may assign any and all of its rights and obligations under the Exclusive Business Cooperation Agreement to its designee(s) (natural/legal persons), in which case the assigns shall have the rights and obligations of Pledgee under this Agreement, as if it were the original party to this Agreement. When Pledgee assigns the rights and obligations under the Business Cooperation Agreement, upon Pledgee's request, Pledgor shall execute relevant agreements or other documents relating to such assignment.

9.4
In the event of a change in Pledgee due to an assignment, Pledgor shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement.

9.5
Pledgor shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including the Exclusive Option Agreement and the Power of Attorney, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgor except in accordance with the written instructions of Pledgee.

10.	Termination

Upon the full payment of the consulting and service fees under the Exclusive Business Cooperation Agreement, and upon termination of Party C’s obligations under the Exclusive Business Cooperation Agreement, this Agreement shall be terminated, and Pledgee shall then cancel or terminate this Agreement as soon as reasonably practicable.

11.	Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C.

12.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

13.	Governing Law and Resolution of Disputes

13.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of PRC.

13.2
In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

13.3
Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

14.	Notices

14.1
All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by E-mail. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

14.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

14.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

14.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:    Zhengzhou Zhonglian Hengfu Business Consulting Co., Ltd.
Address:	Building 5G, Hesheng Plaza, No. 26 Yousheng South Road, Jinshui District, Zhengzhou, Henan
Attn:	MAO, YI-HSIAO
Facsimile:	[ ]

Party B:    Zhu Shuqin
Address:	Rm. 603, Building 11, North Hugui Garden, Chongchuan Dist., Nantong, Jiangsu Province.
Facsimile:	[ ]

Party C:    Henan Law Anhou Insurance Agency Co., Ltd.
Address:	Building 4F, Hesheng Plaza, No. 26 Yousheng South Road, Jinshui District, Zhengzhou, Henan
Attn:	LI, FU-CHANG
Facsimile:	+86371-63976529

14.3	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

15.	Severability

In the event that one or several of the provisions of this Contract are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

16.	Effectiveness

16.1
Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon completion of the governmental filing procedures (if applicable) after the affixation of the signatures or seals of the Parties.

16.2	This Agreement is executed in three copies. Each of Pledgor, Pledgee and Party C shall hold one copy with equal validity.

16.3
This Agreement constitutes the entire agreement between the Parties hereto, and supersedes all prior discussions, negotiations and agreements among them, with respect to the subject matter of this Agreement.

[SIGNATURE PAGE FOLLOW]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Share Pledge Agreement as of the date first above written.

Party A: Zhengzhou Zhonglian Hengfu Business Consulting Co., Ltd.

By:	MAO, YI-HSIAO
Name:	MAO, YI-HSIAO
Title:	Legal Representative

Party B: Zhu Shuqin ()

By:

Party C: Henan Law Anhou Insurance Agency Co., Ltd.

By:	LI FU-CHANG
Name:	LI FU-CHANG
Title:	Legal Representative

[Signature Page to Share Pledge Agreement]